SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "Agreement") is made as of November 12, 2004 by and between Eric Kuhn ("Seller") and Varsity Group Inc., a Delaware corporation (the "Company").

RECITALS:

WHEREAS, Seller is the sole record and beneficial owner of 83,334 shares of common stock, par value $0.0001 ("Common Stock"), of the Company (the "Shares"); and

WHEREAS, Seller desires to sell the Shares to the Company, and the Company desires to purchase the Shares from Seller, upon the terms and subject to the conditions set forth herein.

AGREEMENT:

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Purchase of Shares.

1.1 Purchase and Sale. At the Closing (as defined in Section 1.3), Seller shall transfer sole and exclusive record and beneficial ownership of the Shares to the Company solely in exchange for the payment to Seller by the Company at the Closing of an amount equal to $6.00 per share, for an aggregate purchase price for all the Shares of $500,004 (the "Purchase Price").

1.2 Closing. At the Closing, (a) Seller shall deliver or cause to be delivered by electronic transfer share certificates representing the Shares, duly endorsed by Seller, to the Company and (b) the Company shall deliver a check representing the Purchase Price to Seller.

1.3 Closing Date. The closing of the purchase of the Shares by the Company shall take place at the offices of the Company located at 1850 M Street, Suite 1150, Washington, D.C. 20036, on November 12, 2004, or on such later date as may be mutually agreed upon by the parties hereto (the "Closing").

1.4 Additional Documents. Seller agrees to execute and deliver such other documents, agreements, certificates and instruments of conveyance as may reasonably be necessary to implement and consummate the transactions contemplated by this Agreement.

1.5 Private Transaction. The parties agree that the transfer of Shares contemplated by this Agreement shall be a private transaction and not effected through any broker or dealer or by the use of any facility of any national securities exchange or interdealer quotation system.

2. Representations and Warranties of Seller.

2.1 General Authority. Seller represents and warrants to the Company that: (a) Seller has the full right, power and authority to enter into this Agreement and perform the acts required of it hereunder; (b) its execution and delivery of this Agreement, and its performance of its obligations and duties hereunder, do not and will not violate any agreement to which Seller is a party or by which Seller is otherwise bound; and (iii) when executed and delivered by such party, this Agreement will constitute a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

2.2 Title. Seller represents and warrants to the Company that Seller has good and marketable title to the Shares free and clear of all liens, claims and encumbrances, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever, and Seller has not received any notice to the contrary.

2.3 No Further Representations or Warranties. Seller confirms that no representations, warranties, assurances or other agreements (whether express or implied) have been made by the Company with respect to the transactions contemplated hereby, except for those representations, warranties, assurances and agreements that are specifically set forth in this Agreement.

3. General Provisions.

3.1 Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

3.2 Indemnity and Expenses. Seller hereby agrees to indemnify and hold harmless the Company from any and all costs, expenses, damages or other losses incurred by it (including, without limitation, reasonable fees and expenses of counsel to enforce the terms hereof) as a result of the breach by Seller of any representation, warranty, assurance or other agreement made by Seller herein.

3.3 Counterparts. This Agreement may be executed simultaneously in two or more counterparts and signature pages may be delivered by facsimile, each of which shall be deemed to be an original and all of which shall be deemed one instrument.

3.4 Governing Law. This Agreement shall in all respects be governed and construed in accordance with the internal laws of the State of Delaware, without giving effect conflicts of laws principals of the jurisdiction.

3.5 No Third Party Beneficiaries. The parties hereto do not intend to create any rights in third persons and the parties hereto agree that there are no third party beneficiaries to this Agreement. No party other than a party to this Agreement may enforce this Agreement, claim any right to benefit from this Agreement, or rely upon the existence of this Agreement for its benefit.

3.6 Entire Agreement. Each party hereto acknowledges that such party has read this Agreement, understands it, and agrees to be bound by its terms, and further acknowledges and agrees that this Agreement is the complete and exclusive statement of the agreement and understanding of the parties regarding the subject matter hereof, which supersedes and merges all prior proposals, agreements and understandings, whether oral and written, relating to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

SELLER

/s/ Eric Kuhn

Name: Eric Kuhn

VARSITY GROUP INC.

By: /s/ Jack M Benson

Name: Jack M Benson

Title: CFO

[Signature Page to Kuhn Stock Purchase Agreement November __, 2004]